UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	April 7, 2005

Johnson Outdoors Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	0-16255	39-1536083
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

555 Main Street, Racine, Wisconsin 53403
(Address of principal executive offices, including zip code)

(262) 631-6600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

        Johnson Outdoors Inc. (the "Company") has scheduled its annual meeting of shareholders (the "2005 Annual Meeting") for June 2, 2005. The record date for the 2005 Annual Meeting is April 25, 2005.

        In accordance with Rule 14a-5(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company has determined that all shareholder proposals pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”), for presentation at the 2005 Annual Meeting, must be received at the offices of the Company, 555 Main Street, Racine, Wisconsin 53403, by April 18, 2005 for inclusion in the proxy statement and form of proxy relating to the meeting. In addition, a shareholder who otherwise intends to present business at the 2005 Annual Meeting must comply with the requirements set forth in the Company’s Bylaws. Among other things, to bring business before an annual meeting, a shareholder must give written notice thereof, complying with the Bylaws, to the Secretary of the Company not more than 90 days prior to the date of such annual meeting and not less than the close of business on the later of (i) the 60th day prior to such annual meeting and (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. Under the Bylaws, if the Company does not receive notice of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 (i.e., proposals shareholders intend to present at the 2005 Annual Meeting but do not intend to have included in the Company’s proxy statement and form of proxy for such meeting) prior to the close of business on April 18, 2005, then the notice will be considered untimely and the Company will not be required to present such proposal at the 2005 Annual Meeting. If the Board of Directors chooses to present such proposal at the 2005 Annual Meeting, then the persons named in proxies solicited by the Board of Directors for the 2005 Annual Meeting may exercise discretionary voting power with respect to such proposal. Proposals should be directed to the attention of the Corporate Secretary, Johnson Outdoors Inc., 555 Main Street, Racine, Wisconsin 53403.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON OUTDOORS INC.
Date: April 7, 2005	By: /s/ Paul A. Lehmann
Paul A. Lehmann
Vice President and Chief Financial Officer